Exhibit 10.8

Prepared FOR and upon

Recordation Return To:

Phillips Edison Limited Partnership

11501 Northlake Drive

Cincinnati, Ohio 45239

ST CLOUD STATION LLC, as mortgagor

To

PHILLIPS EDISON LIMITED PARTNERSHIP, as mortgagee

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

Dated:	As of December 19, 2016

Location:	Old Canoe Creek Road & Bronson Memorial Hwy
County:	Osceola

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Security Instrument”) is made as of December 19, 2016, by ST CLOUD STATION LLC, a Delaware limited liability company, having an address at 11501 Northlake Drive, Cincinnati, Ohio 45249, as mortgagor (“Mortgagor”) for the benefit of PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, as mortgagee (“Mortgagee”).

RECITALS:

This Security Instrument is given to Mortgagee, to secure a loan (“Loan”) advanced to Mortgagor as the borrower thereunder by Mortgagee, as the lender, which Loan is evidenced by a Promissory Notes, dated of even date with this Security Instrument, given by Mortgagor payable to Mortgagee in the principal amount of up to Eleven Million Three Hundred Ninety Thousand and 00/100 Dollars ($11,390,000.00) (“Note”).

Mortgagor desires to secure payment of its debt (“Debt”) to Mortgagee, including the outstanding principal of the Note, together with all interest accrued and all other sums due to Mortgagee under the Note, this Security Agreement or any other documents executed and delivered in connection with the Loan (“Loan Documents”), and to secure the performance of its obligations under the Loan Documents.

The payment and performance of the obligations of Mortgagor due under the Note and the other Loan Documents are secured by and in accordance with the terms of this Security Instrument.

Article 1 – Grants of Security

Section 1.1 Property Mortgaged. Mortgagor hereby irrevocably mortgages, grants, bargains, sells, pledges, assigns, warrants, transfers, conveys and grants a security interest to Mortgagee in and to the following property, rights, interests and estates to the extent now owned, or hereafter acquired by Mortgagor (“Property”):

(a)       Land. The real property described in Exhibit A attached to this Security Instrument and incorporated by reference (“Land”);

(b)       Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates which may, from time to time, by supplemental mortgage or otherwise, be made subject to the lien of this Security Instrument;

(c)       Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Land (“Improvements”);

(d)       Easements. All easements, rights-of-way or use, and development rights, and all estates, rights, titles, interests, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging or pertaining to the Land and the Improvements, and the reversions and remainders, and all land lying in the bed of any road, opened or proposed, adjoining the Land, to the center line thereof, and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;

(e)       Fixtures and Personal Property. All machinery, equipment, fixtures, furniture, software used in or to operate any of the foregoing and other property of every nature owned by Mortgagor, or in which Mortgagor has an interest, now or hereafter located upon the Land and the Improvements and usable in connection with the operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature in which Mortgagor has an interest, now or hereafter located upon the Land and the Improvements or usable in connection with the operation and occupancy of the Land and the Improvements (“Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State of Florida (“Uniform Commercial Code”), and all proceeds and products of the above;

(f)        Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any person is granted a right to use or occupy any portion of the Land and the Improvements, and every amendment or other agreement relating to, and every guarantee of the performance and observance of, the same (“Leases”) and all right, title and interest of Mortgagor to secure the performance by the lessees of their obligations under the Leases and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties, accounts, cash, issues, profits, security deposits, charges for services rendered, and other consideration received by or paid to or for the account of Mortgagor from any sources attributable to the Property, including, all receivables and other obligations created out of the Leases or rendering of services by Mortgagor and the proceeds, if any, from business interruption or other loss of income insurance (“Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g)       Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (“Insurance Proceeds”);

(h)       Condemnation Awards. All condemnation awards, including interest thereon, which may be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (“Awards”);

(i)       Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j)       Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(k)       Agreements. All agreements, contracts, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, pertaining to the use, occupation, construction, management or operation of any part of the Land and any Improvements or any activity conducted on any part of the Land and all right, title and interest of Mortgagor thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default under this Security Instrument, to receive and collect any sums payable to Mortgagor;

(l)       Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m)       Accounts. All reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Property, including without limitation, the accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions;

(n)       Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (m) including, without limitation, insurance proceeds and awards, whether cash, liquidation or other claims, or otherwise; and

(o)       Other Rights. Any and all other rights of Mortgagor in and to the items set forth in subsections (a) through (n) above.

Section 1.2. Assignment of Rents. Mortgagor hereby assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of Section 8.1(h) of this Security Instrument, Mortgagee grants to Mortgagor a revocable license to (i) collect, receive, use and enjoy the Rents and Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums, and (ii) enforce the terms of, and perform the obligations of the landlord under, the Leases.

Section 1.3. Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations (defined below), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

Section 1.4. Fixture filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land and the Improvements, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures (“Fixture Filing”). For the purposes of this Fixture Filing, “Debtor” is Mortgagor and its address is above, and Secured Party is Mortgagee and its address is above. A description of the Land relating to the fixtures in in Exhibit A, and Mortgagor is the record owner of the Land.

Section 1.5. Conditions to Grant. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever; PROVIDED, HOWEVER, that, if Mortgagee pays the Debt at the time and in the manner provided in the Note and performs the other obligations as set forth in this Security Instrument and complies with each covenant and condition set forth herein and in the Note, then these presents and the estate hereby granted shall terminate and be void.

Article 2 – Debt and Obligations Secured

Section 2.1. Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2. Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following other obligations: (a) all other obligations of Mortgagor contained herein; (b) each obligation of Mortgagor contained in the Loan Documents; and (c) each obligation of Mortgagor contained in any modification or replacement for any part of any Loan Document.

Section 2.3. Debt and Other Obligations. Mortgagor’s obligations for the payment of the Debt and the performance of the other obligations are the “Obligations.”

Section 2.4. Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Note and this Security Instrument.

Section 2.5. Incorporation by Reference. All the covenants, conditions and agreements contained in the Note and all of the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 3 – Property Covenants

Mortgagor covenants and agrees that:

Section 3.1. Insurance. Mortgagor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as may be required by Mortgagee.

Section 3.2. Taxes and Other Charges. Mortgagor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (“Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (“Other Charges”) levied or assessed or imposed against any part of the Property.

Section 3.3. Leases. Mortgagor shall not (and shall not permit any other person under the control of Mortgagor to) enter in any Leases for all or any portion of the Property hat are outside of the standard market terms for such Leases unless it first obtains Mortgagee’s approval.

Section 3.4. Warranty of Title. Mortgagor has good, marketable and insurable title to the Property and has the right to mortgage, grant, and convey the same. Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements except for the permitted encumbrances reflected by its title policy, such other liens as are permitted by Mortgagee, and the liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a legal, enforceable, valid and perfected first priority lien on the Property, subject only to permitted encumbrances and the liens created by the Loan Documents and (b) a legal, enforceable, valid and perfected first priority security interests in and to, and legal, enforceable, valid and perfected first priority collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any permitted encumbrances, and the liens created by the Loan Documents. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever, subject only to the permitted encumbrances, other liens as are permitted by Mortgagee, and the liens created by the Loan Documents.

Article 4 – Further Assurances

Section 4.1. Authorization to File Financing Statements; Power of Attorney. Mortgagor hereby authorizes Mortgagee to file any initial financing statements, amendments and continuation statements, as applicable with respect to the Personal Property as Mortgagee deems necessary or desirable to perfect the security interests. The financing statements may describe the collateral in any manner Mortgagee chooses including, without limitation, describing collateral as “all assets of debtor, whether now owned or hereafter acquired,” “all personal property of debtor, whether now owned or hereafter acquired,” or using words of similar import. Mortgagor also ratifies its authorization for Mortgagee to have filed any amendments thereto or continuation statements to evidence the security interest of Mortgagee in the Property. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and otherwise to carry out the purposes of this Section 4.1. to the extent that Mortgagor’s authorization above is not sufficient and Mortgagor fails to execute any documents within five (5) business days after receipt of Mortgagee’s written request. To the extent permitted by law, Mortgagor ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney. This power of attorney is a power coupled with an interest and shall be irrevocable.

Article 5 – Due On Sale/Encumbrance

Section 5.1. No Sale/Encumbrance. Mortgagor shall not cause or permit a transfer (including those by operation of law) to occur except to the extent such transfer is consented to in writing by Mortgagee.

Article 6 – Prepayment; Release of Property

Section 6.1. Prepayment. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.

Section 6.2. Release of Property. Upon payment in full of the Debt and the performance of all of the Obligations in this Security Instrument, Mortgagee shall, at Mortgagor’s request and at Mortgagor’s cost, execute instruments as are customarily required to evidence the termination and the release of the Property from the lien of this Security Instrument.

Article 7 – Default

Section 7.1. Event of Default. The term “Event of Default” as used in this Security Instrument means any failure by Mortgagor to comply with any terms of the Note or this Security Instrument in expressly the time and manner due or required.

Article 8 – Rights And Remedies Upon Default

Section 8.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a)       declare the entire unpaid Debt to be immediately due and payable;

(b)       institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)       with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)       sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)       institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)       recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)       apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice to Mortgagor, which notice Mortgagor expressly waives, and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any guarantor or indemnitor under the Loan or any other Person liable for the payment of the Debt and whose appointment Mortgagor expressly consents to take possession of and to operate the Property and to collect the Rents and to otherwise protect and preserve the Property;

(h)       the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may, subject to the rights of Tenants under Leases, (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

(i)       apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Security Instrument;

(j)       surrender the insurance policies, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Mortgagee in its discretion shall deem proper;

(k)       apply the undisbursed balance of any deposit made by Mortgagor with Mortgagee in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion; and/or

(l)        pursue such other remedies as Mortgagee may have under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 8.2. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Mortgagee for its own account may be applied by Mortgagee to the payment of the Debt in such priority and proportions as it deems appropriate.

Section 8.3. Right to Cure Defaults. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment or do any act required of Mortgagor hereunder in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Upon the occurrence and during the continuance of an Event of Default, Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs incurred by Mortgagee in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Note, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the default rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee.

Section 8.4. Actions and Proceedings. Upon the occurrence and during the continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.5. Recovery of Sums Required To Be Paid. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right from time to time to take action to recover any sum which constitutes a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 8.6. Other Rights, etc. (a) The failure of Mortgagee to insist upon strict performance of any term shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)       It is agreed that the risk of loss or damage to the Property is on Mortgagor (except to the extent such loss or damage is resulting from the gross negligence or willful misconduct of Mortgagee) and Mortgagee is not liable for decline in the value of the Property, for failure to maintain the insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Mortgagee’s possession.

(c)       Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as it determines. Mortgagee may take action to recover the Debt, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.7. Right to Release Any Portion of the Property. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.8. Right of Entry. Upon reasonable notice to Mortgagor, and subject to the rights of Tenants under Leases, Mortgagee and its respective agents shall have the right to enter and inspect the Property at all reasonable times.

Section 8.9 Bankruptcy. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code. If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten (10) day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code, and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

Article 9 – Environmental Hazards

Section 9.1. Environmental. Mortgagor shall comply, and cause the tenants under any Leases to comply, with all applicable laws and regulations regarding environmental matters.

Article 10 – Waivers

Section 10.1. Marshalling and Other Matters. Mortgagor waives, to the extent permitted by applicable law, the benefit of all applicable law regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor expressly waives all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of every person acquiring any interest in the Property subsequent to the date of this Security Instrument.

Section 10.2. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagor is not permitted by applicable law to waive its right to receive notice, and Mortgagor waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument does not specifically provide for the giving of notice by Mortgagee to Mortgagor.

Section 10.3. Sole Discretion of Mortgagee. Whenever pursuant to this Security Instrument, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole (but reasonable) discretion of Mortgagee and shall be final and conclusive.

Section 10.4. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, MORTGAGOR, BY ITS EXECUTION, AND MORTGAGEE, BY ITS ACCEPTANCE, EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, BY ITS EXECUTION, AND MORTGAGEE, BY ITS ACCEPTANCE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF MORTGAGEE AND MORTGAGOR IS AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR AND MORTGAGEE.

Section 10.5. Waiver of Foreclosure Defense. Mortgagor hereby waives any defense Mortgagor might assert or have by reason of Mortgagee’s failure to make any tenant of the Property a party defendant in any foreclosure proceeding or action instituted by Mortgagee.

Article 11 - Applicable Law

Section 11.1. Governing Law.

THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY (OTHER THAN DESCRIBED IN SUBPARAGRAPH II BELOW) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY AND FIXTURES ARE LOCATED AND (II) WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS), THE LAW OF THE JURISDICTION APPLICABLE IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK SHALL GOVERN. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTE, AND THIS SECURITY INSTRUMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(B)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE, LENDERS OR MORTGAGOR ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT LENDERS’ OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MORTGAGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT:

THE CORPORATION TRUST COMPANY

1209 ORANGE STREET

WILMINGTON, DELAWARE 19801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MORTGAGOR (I) SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.2. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 12 – Definitions

Section 12.1. General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any of Mortgagee’s successors and assigns,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein.

Article 13 – Miscellaneous Provisions

Section 13.1. No Oral Change. This Security Instrument may not be modified or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification or termination is sought.

Section 13.2. Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor, Mortgagee and their respective successors and assigns forever.

Section 13.3. Inapplicable Provisions. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, then the Note and this Security Instrument shall be construed without such provision.

Section 13.4. Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions.

Section 13.5. Entire Agreement. This Security Instrument and the other Loan Documents contain the entire agreement of the parties in respect of the transactions, and all prior agreements among such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.

Section 13.6. Limitation on Mortgagee’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession.”

Article 14 – State-Specific Provisions

Section 14.1. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 14 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 14 shall control and be binding.

Section 14.2. The following provisions are added to Section 1.2 of this Security Instrument entitled “Assignment of Rents”:

Notwithstanding anything to the contrary contained herein, the assignment of rents contained in this Security Instrument, together with the assignment in the Assignment of Leases and Rents from Mortgagor to Mortgagee executed simultaneously with this Security Instrument, are intended to and do constitute an assignment of rents as contemplated in Florida Statutes Section 697.07. Upon the occurrence of an Event of Default, Mortgagee shall be entitled to the remedies provided in said Section 697.07, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Security Instrument.

Section 14.3 intangibles tax AND DOCUMENTARY STAMP TAX. The words “, including, but not limited to, the Florida Non-Recurring Intangibles Tax and the Florida Documentary Stamp Tax” are added after the words “including, without limitation,” in Section 3.2 of this Security Instrument entitled “Taxes and Other Charges.”

IN WITNESS WHEREOF, this Security Instrument has been executed by the undersigned as of the day and year first above written.

MORTGAGOR:

ST CLOUD STATION LLC
a Delaware limited liability company

By:	Phillips Edison Grocery Center Operating
Partnership III, L.P.
A Delaware limited partnership, its sole member

By:	Phillips Edison Grocery Center OP GP III, LLC
A Delaware limited liability company, its
General Partner

By:	/s/ Robert F. Myers
Robert F. Myers, Vice President

STATE OF OHIO	)
)
COUNTY OF HAMILTON	)

The foregoing instrument was acknowledged before me this ___ day of December, 2016 by Robert F. Myers, Vice President of Phillips Edison Grocery Center OP GP III, LLC, the general partner of Phillips Edison Grocery Center Operating Partnership III, L.P., the sole member of St. Cloud Station, LLC, and he is personally known to me.

[SEAL]

/s/ Barbara Hood
Notary Public

EXHIBIT A

Legal Description

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